Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-217778) and in the Registration Statements on Form S-8 (Nos. 333-147914, 333-156093, 333-224907, 333-202546, 333-202547 and 333-184397) of Rio Tinto plc and Rio Tinto Limited of our report dated 4 March 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Brisbane, Australia

4 March 2019	4 March 2019